CMP WELLNESS, LLC

Financial Statements

August 31, 2016 and 2015

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Members of

CMP Wellness, LLC

We have audited the accompanying balance sheets of CMP Wellness, LLC (the “Company”) as of August 31, 2016 and 2015, and the related statements of operations, members’ equity and cash flows for the years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Company’s internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of CMP Wellness, LLC at August 31, 2016 and 2015, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ RBSM LLP

July 5, 2017

Larkspur, CA

CMP WELLNESS, LLC
Balance Sheets

	August 31,	August 31,
	2016	2015
ASSETS

CURRENT ASSETS

Cash	$ 291,433	$ 52,995
Accounts receivable, net of allowance	166,407	21,894
Prepaids	14,310	-
Inventory	250,930	205,031

Total Current Assets	723,080	279,920

Deposits	5,994	-

TOTAL ASSETS	$ 729,074	$ 279,920

LIABILITIES AND MEMBERS' EQUITY

CURRENT LIABILITIES

Accounts payable	$ 34,359	$ 16,005
Accrued expenses and other current liabilities	9,654	4,805

Total Current Liabilities	44,013	20,810

TOTAL LIABILITIES	44,013	20,810

COMMITMENTS and CONTINGENCIES	-	-

MEMBERS' EQUITY	685,061	259,110

TOTAL LIABILITIES AND MEMBERS' EQUITY	$ 729,074	$ 279,920

See accompanying notes to the financial statements

CMP WELLNESS, LLC
Statements of Operations

	For the Years Ended
	August 31,
	2016	2015
REVENUE	$ 3,183,698	$ 818,036
COST OF GOODS SOLD	2,339,091	743,940

GROSS PROFIT	844,607	74,096

OPERATING EXPENSES

Depreciation	1,776	-
Selling, general and administrative	430,650	91,685

Total Operating Expenses	432,426	91,685

INCOME (LOSS) FROM OPERATIONS	412,181	(17,589)

OTHER INCOME (EXPENSES)

Gain (loss) on sale of assets	-
Loss on inventory	-
Interest expense	(484)	(528)
Interest income	8	2

Total Other Income (Expenses)	(476)	(526)

INCOME (LOSS) BEFORE INCOME TAXES	$ 411,705	$ (18,115)

PROVISION FOR INCOME TAXES	-	-

NET INCOME (LOSS)	$ 411,705	$ (18,115)

See accompanying notes to the financial statements

CMP WELLNESS, LLC
Statements of Members' Equity

Members' Equity
Balance, August 31, 2014	$ 277,225

Net loss for the year ended August 31, 2015	(18,115)

Balance, August 31, 2015	$ 259,110

Member contributions	14,246

Net income for the year ended August 31, 2016	411,705

Balance, August 31, 2016	$ 685,061

See accompanying notes to the financial statements

CMP WELLNESS, LLC
Statements of Cash Flows
	For the Years Ended
	August 31,
	2016	2015
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$ 411,705	$ (18,115)
Adjustments to reconcile net income (loss) to net
cash provided by operating activities:
Depreciation	1,776	-

Changes in operating assets and liabilities
Accounts receivable	(144,513)	(19,042)
Prepaids	(14,310)	-
Inventory	(45,899)	82,322
Deposits	(5,994)	-
Accounts payable	18,354	16,005
Accrued expenses and other current liabilities	4,849	2,679

Net cash provided by operating activities	225,968	63,849

CASH FLOWS FROM INVESTING ACTIVITIES

Purchase of property and equipment	(1,776)	-

Net cash used in investing activities	(1,776)	-

CASH FLOWS FROM FINANCING ACTIVITIES

Repayment of related party loan	-	(18,000)
Member contributions	14,246	-

Net cash provided by (used in) financing activities	14,246	(18,000)

NET INCREASE IN CASH	238,438	45,849

CASH AT BEGINNING OF PERIOD	52,995	7,146

CASH AT END OF PERIOD	$ 291,433	$ 52,995

SUPPLEMENTAL DISCLOSURES OF
CASH FLOW INFORMATION:

CASH PAID FOR:
Interest	$ 484	$ 528
Income taxes	$ -	$ -

See accompanying notes to the financial statements

CMP WELLNESS, LLC

Notes to Financial Statements

As of August 31, 2016 and 2015

NOTE 1 – NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

CMP Wellness, LLC (“the Company”), a California limited liability company, was organized on March 25, 2013.  The Company specializes in the wholesale distribution of vaporizer parts, cartridges and accessories. The Company is 100% owned by Lancer West Enterprises, Inc, a California corporation, and Walnut Ventures, a California corporation.

Basis of Presentation

The accompanying financial statements and related notes include the activity of the Company and have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, and the disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amount of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Cash and Cash Equivalents

The Company considers cash and cash equivalents to consist of cash on hand and investments having an original maturity of 90 days or less that are readily convertible into cash.  As of August 31, 2016 and 2015, the Company had $291,433 and $52,995, respectively.

Accounts Receivable

Trade accounts receivable are carried at their estimated collectible amounts.  Trade credit is generally extended on a short-term basis, and thus trade receivables do not bear interest.  Trade accounts receivables are periodically evaluated for collectability based on past credit history and their current financial condition. The Company’s allowance for doubtful accounts was $0 as of August 31, 2016 and 2015, respectively.

Inventory

Inventories are stated at the lower of cost or net realizable value using the first-in first out (FIFO) method. The Company’s inventory consists of finished goods of $250,930 and $205,031 as of August 31, 2016 and 2015, respectively.

Property and Equipment

Property and equipment is recorded at cost less accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the assets, after the asset is placed in service. Asset lives range from 2 to 7 years. Gains and losses from the retirement or disposition of property and equipment are included in operations in the period incurred.  Maintenance and repairs are expensed as incurred.

Fair Value of Financial Instruments

The fair value of certain of the Company’s financial instruments, including cash and cash equivalents, receivables, other current assets, accounts payable, and other accrued liabilities and notes payable, approximate their carrying amounts because of the short-term maturity of these instruments.

Concentration of Risk

Financial instruments that potentially expose the Company to concentrations of risk consist primarily of cash and cash equivalents and accounts receivable, which are generally not collateralized. The Company’s policy is to place its cash and cash equivalents with high quality financial institutions, in order to limit the amount of credit exposure. The Company generally does not require collateral from its customers, but its credit extension and collection policies include analyzing the financial condition of potential customers, establishing credit limits, monitoring payments, and aggressively pursuing delinquent accounts. The Company maintains allowances for potential credit losses.

Comprehensive Income (loss)

Comprehensive income (loss) is the change in the Company’s equity (net assets) during each period from transactions and other events and circumstances from non-owner sources. During the years ended August 31, 2016 and 2015, the Company had no elements of comprehensive income or loss.

Revenue Recognition

It is the Company’s policy that revenues from product sales is recognized in accordance with ASC 605 "Revenue Recognition".  Four basic criteria must be met before revenue can be recognized; (1) persuasive evidence of an arrangement exists; (2) delivery has occurred; (3) the selling price is fixed and determinable; and (4) collectability is reasonably assured.  Determination of criteria (3) and (4) are based on management’s judgments regarding fixed nature in selling prices of the products delivered and the collectability of those amounts.  The Company has not implemented any specific rebate programs. Provisions for discounts to customers, estimated returns and allowances, and other adjustments are provided for in the same period the related sales are recorded.  As of August 31, 2016 and 2015, the Company had provisions for sales discounts of $26,931 and $8,701, respectively. The Company has not established a formal customer incentive program, but considers and accomodates discounts to certain customers on a case by case basis, including by way of example, for volume shipping or for certain new customers with orders over a specific discretionary dollar threshold.

During the year ended August 31, 2016 and 2015, the Company had a refund allowance of $0. Consistent with ASC 605-15-25-1, the Company considers factors such as historical return of products, estimated remaining shelf life, price changes from competitors, and introductions of competing products in establishing a refund allowance. The Company recognizes revenues as risk and title to products transfers to the customer (which generally occurs at the time shipment is made), the sales price is fixed or determinable, and collectability is reasonably assured.   The Company defers any revenue for which the product was not delivered or is subject to refund until such time that the Company and the customer jointly determine that the product has been delivered or no refund will be required.

Warranty Costs

The Company has not had any historical warranty related expenditures from the sales of its products, which if incurred would result in the return of any defective products by customers.

Advertising

The Company conducts advertising for the promotion of its services. In accordance with ASC Topic 720-35-25, advertising costs are charged to operations when incurred.

Income Taxes

The Company is a limited liability company and has elected to be taxed as a partnership for Federal and State income tax purposes. Therefore, it has no federal or state income tax liability, and does not record a provision for income taxes in the United States because each member reports that member’s share of the Company’s income or loss on that individual member’s income tax return, if the member is required to file one.  The State of California imposes an annual franchise tax of $800, and an annual fee based on the amount of revenues, which have been reflected in these financial statements within general and administrative expenses. There was no deferred tax provision for the year because there were no deferred tax assets or liabilities at August 31, 2016 and 2015.

Pursuant to ASC 740, “Accounting for Uncertainty in Income Taxes” the accounting for uncertainties in income taxes recognized in an entity’s financial statements and prescribes a threshold of more-likely-than-not for recognition and de-recognition of tax positions taken or expected to be taken in a tax return.  ASC 740 also provides related guidance on measurement, classification, interest and penalties, and disclosure.  The Company is not aware of any uncertain tax positions taken in its US federal or State tax returns.

Fair Value of Financial Instruments

The Company adopted ASC 820 which defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (an exit price). The standard outlines a valuation framework and creates a fair value hierarchy in order to increase the consistency and comparability of fair value measurements and the related disclosures. Under this standard certain assets and liabilities must be measured at fair value, and disclosures are required for items measured at fair value.

The Company currently does not have non-financial assets or non-financial liabilities that are required to be measured at fair value on a recurring basis. The Company’s financial assets and liabilities are measured using inputs from the three levels of the fair value hierarchy. The three levels are as follows:

Level 1 - Inputs are unadjusted quoted prices in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date. The fair value of the Company’s cash is based on quoted prices and therefore classified as Level 1.

Level 2 - Inputs include quoted prices for similar assets and liabilities in active markets, quoted prices for identical or similar assets or liabilities in markets that are not active, inputs other than quoted prices that are observable for the asset or liability (e.g., interest rates, yield curves, etc.), and inputs that are derived principally from or corroborated by observable market data by correlation or other means (market corroborated inputs).

Level 3 - Unobservable inputs that reflect management’s assumptions about the assumptions that market participants would use in pricing the asset or liability.

Application of Valuation Hierarchy

A financial instrument’s categorization within the valuation hierarchy is based upon the lowest level of input that is significant to the fair value measurement. The following is a description of the valuation methodology used to measure fair value, as well as the general classification of such instruments pursuant to the valuation hierarchy.

The Company had no financial assets or liabilities that are measured at fair value on a recurring basis as of August 31, 2016 and 2015.

Segment Information

The Company is organized as a single operating segment, whereby its chief operating decision maker assesses the performance of and allocates resources to the business as a whole.

Recently Issued Accounting Pronouncements

In May 2016, accounting guidance was issued to clarify the not yet effective revenue recognition guidance issued in May 2014. This additional guidance does not change the core principle of the revenue recognition guidance issued in May 2014, rather, it provides clarification of accounting for collections of sales taxes as well as recognition of revenue (i) associated with contract modifications, (ii) for noncash consideration, and (iii) based on the collectability of the consideration from the customer. The guidance also specifies when a contract should be considered “completed” for purposes of applying the transition guidance. The effective date and transition requirements for this guidance are the same as the effective date and transition requirements for the guidance previously issued in 2014, which is effective for interim and annual periods beginning on or after December 15, 2017. The Company not yet determined the impact that this new guidance will have on its financial statements.

In January 2016, the FASB issued ASU 2016-01, Recognition and Measurement of Financial Assets and Financial Liabilities. The amendments in this update revise the accounting related to the classification and measurement of investments in equity securities and the presentation of certain fair value changes for financial liabilities measured at fair value. The amendments are effective for annual reporting periods after December 15, 2017, including interim periods within those fiscal years. Early adoption is permitted. The Company is currently evaluating the potential impact of the adoption of this standard.

Other Accounting standards that have been issued or proposed by FASB that do not require adoption until a future date are not expected to have a material impact on the financial statements upon adoption. The Company does not discuss recent pronouncements that are not anticipated to have an impact on or are unrelated to its financial condition, results of operations, cash flows or disclosures

NOTE 2 – CONCENTRATIONS OF RISK

Supplier Concentration

The Company purchases inventory from various suppliers and manufacturers. For the fiscal year ended August 31, 2016 and 2015, two vendors accounted for approximately 89% of total inventory purchases, respectively.

Customer Concentration

For the fiscal year ended August 31, 2016 and 2015, four customers accounted for 60% and 54% of the Company’s revenues, respectively.

NOTE 3 – RELATED-PARTY TRANSACTIONS

The Company pays its members, Lancer West Enterprises, Inc and Walnut Ventures, a management fee. For the fiscal years ended August 31, 2016 and 2015, the Company paid $208,156 and $38,642, respectively, to its members.

NOTE 4 – PROPERTY AND EQUIPMENT

The major classes of fixed assets consist of the following as of August 31:

	2016	2015
Computer equipment	$ 1,776	$ -
Accumulated Depreciation	(1,776)	-
	$ -	$ -

Depreciation expense was $1,776 and $0 for the fiscal years ended August 31, 2016 and 2015, respectively.

NOTE 5 – CURRENT LIABILITIES

Accrued Expenses

Accrued expenses and other current liabilities consist of the following as of August 31:

	2016	2015
Credit card liabilities	$ 8,500	$ 2,958
Accrued manager fee	-	1,344
Sales tax payable	1,154	503
	$ 9,654	$ 4,805

NOTE 6 – MEMBERS' EQUITY

During the fiscal year ended August 31, 2016 and 2015, members of the Company contributed $14,246 and $0, respectively, to the Company.

NOTE 7 – INCOME TAXES

The Company is treated as a partnership for U.S. federal and California state and local income tax purposes. As a partnership, taxable income or loss is passed through to and included in the taxable income of the Company’s members. Accordingly, the Company’s financial statements do not include a provision for federal or state income taxes.

NOTE 8 – COMMITMENTS AND CONTINGENCIES

Lease

The Company’s head-quarters and primary distribution center is located in Lawndale, California. The facility lease expires on January 31, 2019. During the years ended August 31, 2016 and 2015, the Company recognized $22,403 and $0, respectively, of rental expense, related to its facility lease.

Minimum future commitments under the non-cancelable operating lease was as follows at August 31, 2016:

Year ended August 31,
2017	$ 38,098
2018	49,158
2019	20,176
$ 107,432

Other Commitments

In the ordinary course of business, the Company may enter into contractual purchase obligations and other agreements that are legally binding and specify certain minimum payment terms. The Company had no such agreements as of August 31, 2016.

Litigation

The Company may be subject to legal proceedings and claims which arise in the ordinary course of its business. Although occasional adverse decisions or settlements may occur, the Company believes that the final disposition of such matters should not have a material adverse effect on its financial position, results of operations or liquidity. The Company had no pending legal proceedings or claims as of August 31, 2016 and 2015.

NOTE 9 – SUBSEQUENT EVENTS

On May 1, 2017, Kush Bottles, Inc. (the “Parent”) and KBCMP, Inc., a Delaware corporation and newly formed wholly-owned subsidiary of the Parent (“Merger Sub”), entered into an Agreement of Merger (the “Merger Agreement”) with Lancer West Enterprises, Inc and Walnut Ventures, pursuant to which each of Lancer West Enterprises, Inc and Walnut Ventures were merged with and into Merger Sub, with Merger Sub as the surviving corporation, resulting in the Parent’s indirect acquisition of CMP Wellness, LLC.